UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

BAKER HUGHES COMPANY	BAKER HUGHES HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road

Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)      As previously disclosed by Baker Hughes Company (the “Company”), on September 6, 2022, as a result of the restructuring and simplifying of its organizational structure, Neil Saunders, Executive Vice President – Oilfield Equipment, will be departing the Company. In connection with Mr. Saunders’ upcoming departure, the Company has entered into a Settlement Agreement (the “Settlement Agreement”), dated December 20, 2022, with Mr. Saunders, pursuant to which Mr. Saunders and the Company mutually agreed as to the terms of his departure. Mr. Saunders will remain an employee of the Company through January 31, 2023 (the “Employment Termination Date”), providing transition assistance.

The Settlement Agreement provides that Mr. Saunders will continue to receive his current base salary, annual incentive plan opportunity and benefits through the Employment Termination Date, and that his outstanding equity awards will be treated in accordance with applicable provisions under the Company’s long-term incentive plans. As of the Employment Termination Date, Mr. Saunders will receive three months of contractual notice (based on when Mr. Saunders was informed by the Company of his pending departure) and a severance payment that is consistent with the benefits provided pursuant to the Company’s Executive Severance Program, with the benefits to be provided in a manner consistent with an involuntary termination as compensation for loss of employment. In addition to these benefits, Mr. Saunders will be entitled to a $15,000 payment as compensation for loss of benefits and the vesting of the unvested restricted stock units that were granted to him in January of 2022.

Pursuant to the Settlement Agreement, Mr. Saunders affirmed certain contractual obligations he has to the Company, including cooperation and assistance and confidentiality, which will remain in effect for specified periods following his employment.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement. A copy of the Settlement Agreement is expected to be filed as an exhibit to the Company’s Annual Report on the Form 10-K for the period ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Date:	December 23, 2022	By:	/s/ Fernando Contreras
			Name:	Fernando Contreras
			Title:	Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Date:	December 23, 2022	By:	/s/ Fernando Contreras
			Name:	Fernando Contreras
			Title:	Corporate Secretary